--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 13, 2003

                                ----------------

                             OXFORD INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              GEORGIA                   001-04365              58-0831862
          (STATE OR OTHER         (COMMISSION FILE NO.)       (IRS EMPLOYER
  JURISDICTION OF INCORPORATION)                          IDENTIFICATION NUMBER)

                  222 PIEDMONT AVENUE NE, ATLANTA GEORGIA 30308
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (404) 659-2424
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 13, 2003, Oxford Industries, Inc. ("Oxford") completed the previously announced acquisition of all of the outstanding capital stock of Viewpoint International, Inc. ("Viewpoint"), pursuant to a stock purchase agreement, dated as of April 26, 2003.

         Oxford purchased Viewpoint for $240 million in cash and $10 million of Oxford common stock. In addition, Oxford entered into an earnout agreement with the selling stockholders of Viewpoint, pursuant to which the selling stockholders will be entitled to earn up to an additional $75 million, in the aggregate, over the four years following the closing date of the acquisition based on Viewpoint's achievement of certain performance targets. Oxford financed the cash portion of the purchase price with the net proceeds of its previously announced and closed offering of $200 million aggregate principal amount of senior notes due 2011, borrowings under its new senior secured revolving credit facility (described below) and cash on hand.

         Simultaneously with the closing of the acquisition, Oxford entered into a new $275 million senior secured credit facility with SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc., and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as joint lead arrangers, SunTrust Bank as sole administrative agent, Merrill Lynch Capital as sole syndication agent, SunTrust Bank and Merrill Lynch Capital as lenders, and other lenders named in the new senior secured revolving credit facility. The new senior secured revolving credit facility has a five year term and bears interest, at Oxford's option, at rates determined from time to time based upon (1) the higher of the federal funds rate or the applicable prime rate plus a spread or (2) LIBOR plus a spread. Borrowings under the new senior secured revolving credit facility are subject to a borrowing base calculation based on Oxford's inventories, real property and accounts receivable.

         Oxford also entered into a registration rights agreement, dated as of June 13, 2003, with the selling stockholders of Viewpoint, pursuant to which Oxford has agreed to register for resale, on one or more shelf registration statements, the shares of Oxford common stock issued to the selling stockholders pursuant to the stock purchase agreement and the shares of Oxford common stock that may be issued to the selling stockholders from time to time pursuant to the earnout agreement.

         At the time of the acquisition there were no material relationships between Oxford, or any of its affiliates, any directors or officers, or any associate of such director or officer, on the one hand, and Viewpoint or the selling stockholders of Viewpoint, on the other hand.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial statements of business acquired

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders
Viewpoint International, Inc. and Subsidiaries

       We have audited the accompanying consolidated balance sheets of Viewpoint International, Inc. and Subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Viewpoint International, Inc. and Subsidiaries as of March 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

                                         /s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
June 6, 2002

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 2002 AND 2001

                                                                 2002         2001
                                                              ----------   ----------
                                                              ($ IN THOUSANDS, EXCEPT
                                                                PER SHARE AMOUNTS)
                               ASSETS (NOTES 7 AND 9)
Current assets:
  Cash and cash equivalents.................................   $  2,620     $  6,093
  Cash equivalent -- restricted (Note 9)....................      8,197       15,114
  Due from factor (Note 4)..................................     40,605       38,527
  Accounts receivable, net of allowance for doubtful
    accounts of approximately $45 in 2002 and $59 in 2001...      3,053        6,973
  Royalties receivable -- Paradise Shoe Company LLC (Note
    6)......................................................        722          373
  Inventories...............................................     24,671       22,378
  Prepaid income taxes......................................      1,835           --
  Deferred income taxes (Note 12)...........................        353        1,986
  Prepaid expenses and other current assets.................      5,512        6,235
                                                               --------     --------
         Total current assets...............................     87,568       97,679
Property and equipment, net (Note 5)........................     18,388       16,095
Other assets:
  Goodwill, net.............................................      5,537        5,537
  Deferred financing costs, net.............................        857        1,071
  Royalties receivable -- Paradise Shoe Company LLC (Note
    6)......................................................        187          211
  Investment in Paradise Shoe Company LLC (Note 6)..........        496          536
  Deferred income taxes (Note 12)...........................      1,855          986
  Marketable securities (Note 11)...........................        617           --
  Security deposits and other assets........................        595          339
                                                               --------     --------
         Total other assets.................................     10,144        8,680
                                                               --------     --------
                                                               $116,100     $122,454
                                                               ========     ========
                             LIABILITIES AND DEFICIENCY
Current liabilities:
  Accounts payable (Notes 3 and 13).........................   $ 19,355     $ 16,742
  Notes and bankers acceptances payable (Note 7)............     23,262       29,926
  Long-term debt -- current portion (Note 8)................      7,500        7,580
  Income taxes payable......................................         38       11,193
  Loans payable -- shareholders (Notes 9 and 10)............     10,103       16,579
  Accrued expenses and other current liabilities (Note 9)...     10,098       10,357
                                                               --------     --------
         Total current liabilities..........................     70,356       92,377
Long-term debt (Note 8).....................................     21,875       29,375
Deferred rent (Note 13).....................................      1,086          629
Deferred compensation (Note 11).............................        617           --
Subordinated notes payable -- shareholders (Note 9).........     25,448       24,572
Minority interests in subsidiaries..........................        137          224
Commitments and contingencies (Notes 9, 11 and 13)
Deficiency:
  Class A Voting Common Stock -- $.0001 par value:
    Authorized -- 40,000,000 shares
    Issued -- 29,325,000 shares.............................          3            3
  Class B Non-Voting Common Stock -- $.0001 par value:
    Authorized -- 675,000 shares
    Issued -- 675,000 shares................................         --           --
  Class C Voting Common Stock -- $.0001 par value:
    Authorized -- 6,200,000 shares
    Issued and outstanding -- 5,948,067 shares..............          1            1
  Additional paid-in capital................................     29,714       29,714
  Retained earnings and members' interests..................     67,064       43,146
                                                               --------     --------
                                                                 96,782       72,864
  Less: Treasury stock, at cost (Note 10)...................    100,201       97,587
                                                               --------     --------
         Total deficiency...................................     (3,419)     (24,723)
                                                               --------     --------
                                                               $116,100     $122,454
                                                               ========     ========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                                             2002           2001           2000
                                                         ------------   ------------   ------------
                                                         ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales:
  Wholesale (Note 3)...................................  $   189,879    $   189,657    $   106,755
  Retail and restaurant................................       95,074         64,809         40,844
                                                         -----------    -----------    -----------
          Total net sales..............................      284,953        254,466        147,599
Cost of goods sold (Note 3)............................      138,503        134,789         79,354
                                                         -----------    -----------    -----------
Gross profit...........................................      146,450        119,677         68,245
Licensing income (Note 6)..............................        2,434          1,234            536
                                                         -----------    -----------    -----------
                                                             148,884        120,911         68,781
Operating expenses:
  Retail and restaurant................................       43,037         30,536         17,620
  Selling and shipping.................................       25,989         22,121         16,979
  General and administrative...........................       34,883         26,440         12,843
                                                         -----------    -----------    -----------
          Total operating expenses.....................      103,909         79,097         47,442
                                                         -----------    -----------    -----------
Operating income.......................................       44,975         41,814         21,339
Other expense (income):
  Interest expense, net of interest income of
     approximately $563 in 2002, $524 in 2001 and $123
     in 2000 (Note 9)..................................        7,517          2,725          1,535
  Equity in loss (income) of Paradise Shoe Company LLC
     (Note 6)..........................................          291            (80)          (111)
  Other income (Note 11)...............................          (14)           (32)            (5)
                                                         -----------    -----------    -----------
          Net other expense............................        7,794          2,613          1,419
                                                         -----------    -----------    -----------
Income before provision for income taxes and minority
  interests in net loss (income) of subsidiaries.......       37,181         39,201         19,920
Provision for income taxes (Note 12)...................       13,350         14,665          6,553
                                                         -----------    -----------    -----------
Income before minority interests in net loss (income)
  of subsidiaries......................................       23,831         24,536         13,367
Minority interests in net loss (income) of
  subsidiaries.........................................           87           (512)          (893)
                                                         -----------    -----------    -----------
Net income.............................................  $    23,918    $    24,024    $    12,474
                                                         ===========    ===========    ===========
Net income per common share -- basic...................  $      1.41    $       .85    $       .42
                                                         ===========    ===========    ===========
Net income per common share -- diluted.................  $      1.40    $       .85    $       .42
                                                         ===========    ===========    ===========
Weighted-average common shares outstanding -- basic....   16,994,476     28,218,421     30,000,000
                                                         ===========    ===========    ===========
Weighted-average common shares outstanding --diluted...   17,096,505     28,232,398     30,000,000
                                                         ===========    ===========    ===========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                                               COMMON STOCK
                                        -----------------------------------------------------------
                                              CLASS A             CLASS B             CLASS C         ADDITIONAL
                                        -------------------   ----------------   ------------------    PAID-IN
                                          SHARES     AMOUNT   SHARES    AMOUNT    SHARES     AMOUNT    CAPITAL
                                        ----------   ------   -------   ------   ---------   ------   ----------
                                                       ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance, April 1, 1999................  29,325,000    $  3    675,000    $ --           --    $ --     $ 1,885
Net income............................          --      --         --      --           --      --          --
                                        ----------    ----    -------    ----    ---------    ----     -------
Balance, March 31, 2000...............  29,325,000       3    675,000      --           --      --       1,885
Issuance of 5,948,067 shares of Class
  C Common Stock on February 9, 2001
  for cash (at $5.15 per share), net
  of related fees and expenses of
  approximately $3,320................          --      --         --      --    5,948,067       1      27,304
Repurchase of 18,278,591 shares of
  Class A Common Stock on February 9,
  2001 for cash of $79,112 and
  issuance of subordinated notes of
  $15,000 (total at $5.15 per
  share)..............................          --      --         --      --           --      --          --
Repurchase of 675,000 shares of Class
  B Common Stock on February 9, 2001
  for cash (at $5.15 per share).......          --      --         --      --           --      --          --
To allocate proceeds of subordinated
  notes payable to detachable warrants
  to purchase 102,222 shares of Class
  C Common Stock......................          --      --         --      --           --      --         525
Net income............................          --      --         --      --           --      --          --
                                        ----------    ----    -------    ----    ---------    ----     -------
Balance, March 31, 2001...............  29,325,000       3    675,000      --    5,948,067       1      29,714
Adjustment to treasury stock purchase
  price (Note 10).....................          --      --         --      --           --      --          --
Net income............................          --      --         --      --           --      --          --
                                        ----------    ----    -------    ----    ---------    ----     -------
Balance, March 31, 2002...............  29,325,000    $  3    675,000    $ --    5,948,067    $  1     $29,714
                                        ==========    ====    =======    ====    =========    ====     =======

                                        RETAINED
                                        EARNINGS
                                           AND               TREASURY STOCK
                                        MEMBERS'    ---------------------------------
                                        INTERESTS     SHARES      AMOUNT      TOTAL
                                        ---------   ----------   ---------   --------
                                         ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance, April 1, 1999................   $ 6,648            --   $      --   $  8,536
Net income............................    12,474            --          --     12,474
                                         -------    ----------   ---------   --------
Balance, March 31, 2000...............    19,122            --          --     21,010
Issuance of 5,948,067 shares of Class
  C Common Stock on February 9, 2001
  for cash (at $5.15 per share), net
  of related fees and expenses of
  approximately $3,320................        --            --          --     27,305
Repurchase of 18,278,591 shares of
  Class A Common Stock on February 9,
  2001 for cash of $79,112 and
  issuance of subordinated notes of
  $15,000 (total at $5.15 per
  share)..............................        --    18,278,591     (94,112)   (94,112)
Repurchase of 675,000 shares of Class
  B Common Stock on February 9, 2001
  for cash (at $5.15 per share).......        --       675,000      (3,475)    (3,475)
To allocate proceeds of subordinated
  notes payable to detachable warrants
  to purchase 102,222 shares of Class
  C Common Stock......................                      --          --        525
Net income............................    24,024            --          --     24,024
                                         -------    ----------   ---------   --------
Balance, March 31, 2001...............    43,146    18,953,591     (97,587)   (24,723)
Adjustment to treasury stock purchase
  price (Note 10).....................        --            --      (2,614)    (2,614)
Net income............................    23,918            --          --     23,918
                                         -------    ----------   ---------   --------
Balance, March 31, 2002...............   $67,064    18,953,591   $(100,201)  $ (3,419)
                                         =======    ==========   =========   ========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                     ($ IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $ 23,918   $ 24,024   $ 12,474
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Provision for doubtful accounts........................       (14)        59         --
     Depreciation and amortization..........................     3,841      2,739      1,716
     Interest amortization of discount on notes payable and
       deferred financing costs.............................       329         36         --
     Accrued interest on subordinated notes
       payable -- shareholders..............................       761         97         --
     Deferred income taxes..................................       764     (2,557)      (415)
     Deferred rent..........................................       456        378        251
     Equity in loss (income) of Paradise Shoe Company LLC...       291        (80)      (111)
     Gains on marketable securities.........................       (14)        --         --
     Minority interests in net income (loss) of
       subsidiaries.........................................       (87)       512        893
     Change in assets and liabilities:
       Due from factor......................................    (2,078)    (5,089)   (17,490)
       Accounts receivable..................................     3,934     (6,963)       (18)
       Royalties receivable -- Paradise Shoe Company LLC....      (325)      (210)      (373)
       Inventories..........................................    (2,293)    (5,157)    (8,293)
       Due from vendor......................................        --      8,338         --
       Prepaid income taxes.................................    (1,835)        --         --
       Prepaid expenses and other current assets............       722     (5,186)       729
       Security deposits and other assets...................      (272)       (45)        49
       Accounts payable.....................................     3,175      4,277      4,731
       Income taxes payable.................................   (11,154)     3,459      2,707
       Accrued expenses and other current liabilities.......      (261)     4,510      3,869
       Deferred compensation................................       617         --         --
                                                              --------   --------   --------
          Net cash provided by operating activities.........    20,475     23,142        719
                                                              --------   --------   --------
Cash flows from investing activities:
  Purchase of minority interest.............................        --     (7,449)        --
  Purchases of property and equipment.......................    (6,118)    (9,517)    (2,714)
  Investment in Paradise Shoe Company LLC...................      (250)        --       (250)
  Purchase of marketable securities.........................      (608)        --         --
  Sales of marketable securities............................         5         --         --
                                                              --------   --------   --------
          Net cash used in investing activities.............    (6,971)   (16,966)    (2,964)
                                                              --------   --------   --------
Totals carried forward......................................  $ 13,504   $  6,176   $ (2,245)
                                                              --------   --------   --------

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)
               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                                                2002       2001      2000
                                                              --------   --------   -------
                                                                    ($ IN THOUSANDS)
Totals brought forward......................................  $ 13,504   $  6,176   $(2,245)
Cash flows from financing activities:
  Purchase of restricted cash equivalent....................        --    (15,000)       --
  Proceeds from restricted cash equivalent..................     6,917         --        --
  Payment of deferred financing costs.......................        --     (1,107)       --
  Increase (decrease) in cash overdraft.....................      (560)    (2,079)    1,710
  Proceeds from (repayments of) notes and acceptances
     payable, net...........................................    (6,664)     8,120     7,834
  Proceeds from long-term debt..............................        --     37,500       273
  Repayments of long-term debt..............................    (7,580)    (1,894)     (733)
  Repayment of loan payable -- member.......................        --       (175)       --
  Proceeds from (repayments of) loans
     payable -- shareholders, net...........................    (9,090)    12,648       185
  Proceeds from subordinated notes
     payable -- shareholders................................        --     10,000        --
  Issuance of common stock..................................        --     27,305        --
  Purchase of treasury stock................................        --    (82,587)       --
                                                              --------   --------   -------
          Net cash provided by (used in) financing
            activities......................................   (16,977)    (7,269)    9,269
                                                              --------   --------   -------
Net increase (decrease) in cash and cash equivalents........    (3,473)    (1,093)    7,024
Cash and cash equivalents, beginning of year................     6,093      7,186       162
                                                              --------   --------   -------
Cash and cash equivalents, end of year......................  $  2,620   $  6,093   $ 7,186
                                                              ========   ========   =======
                     SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest..................................................  $  6,282   $  2,434   $ 1,393
  Income taxes..............................................  $ 25,557   $ 13,983   $ 4,308

      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

       In connection with an adjustment to the purchase price of treasury stock during the year ended March 31, 2002, the Company issued loans payable to shareholders totalling $2,615.

       In connection with the purchase of treasury stock during the year ended March 31, 2001, the Company issued subordinated notes payable to several shareholders totalling $15,000.

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- NATURE OF BUSINESS

       Viewpoint International, Inc. (the "Company") is an importer of men's and women's sportswear sold primarily to retail stores in the United States. Its wholly-owned subsidiaries, Tommy Bahama R&R Holdings, Inc. and Tommy Bahama R&R Holdings II, Inc. (collectively "Tommy Bahama Retail"), operate, through their wholly-owned subsidiaries, retail restaurants and clothing stores that sell products by and promote the "Tommy Bahama" brand name in the United States. The Company's majority-owned subsidiary, Paradise Neckwear Co. LLC is a manufacturer of men's neckwear sold primarily to retail stores in the United States.

  PRINCIPLES OF CONSOLIDATION

       The accompanying consolidated financial statements include the accounts of the Company, Tommy Bahama R&R Holdings, Inc. and its twenty-three wholly-owned subsidiaries, Tommy Bahama R&R Holdings II, Inc. and its four wholly-owned subsidiaries and Paradise Neckwear Co. LLC (hereinafter referred to collectively as the "Companies"). All significant intercompany transactions and balances have been eliminated in consolidation. Effective March 31, 2002, Tommy Bahama R&R Holdings II, Inc. was merged with and into Tommy Bahama R&R Holdings, Inc.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 CASH AND CASH EQUIVALENTS

       The Companies consider cash on hand, deposits in banks and short-term investments, with maturities of three months or less when purchased, as cash and cash equivalents.

 INVENTORIES

       Substantially all inventories are finished goods and are stated at the lower of cost (first-in, first-out method) or market. At March 31, 2002 and 2001, inventory in-transit was approximately $3,207 and $3,805, respectively.

 PROPERTY AND EQUIPMENT

       Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by both the straight-line and accelerated methods over the assets' estimated lives ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease terms or the assets' useful lives. Upon sale or retirement of equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

  GOODWILL

       Goodwill represents the aggregate excess of the acquired cost of the minority interest in two retail stores over the fair value of their net assets on the date of acquisition. Commencing April 1, 2001, with the Company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), goodwill is no longer amortized and the Company is required to complete a test for impairment of goodwill annually, as well as a transitional goodwill impairment test within six months from the date of adoption. The Company has concluded its testing, on an individual store basis, as required by SFAS 142. The results of these tests did not indicate any impairment of the Company's recorded goodwill. SFAS 142 also requires disclosure of what net income would have been in all periods presented had SFAS 142 been in

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

effect. The following table is provided to disclose what net income would have been had SFAS 142 been adopted in prior periods.

                                                     FOR THE YEAR ENDED MARCH 31,
                                                    ------------------------------
                                                      2002       2001       2000
                                                    --------   --------   --------
Reported net income...............................  $23,918    $24,024    $12,474
Add back: Goodwill amortization...................       --        205         --
                                                    -------    -------    -------
Adjusted net income...............................  $23,918    $24,229    $12,474
                                                    =======    =======    =======
Net income per common share -- basic, as
  reported........................................  $  1.41    $   .85    $   .42
                                                    =======    =======    =======
Net income per common share -- diluted, as
  reported........................................  $  1.40    $   .85    $   .42
                                                    =======    =======    =======
Adjusted net income per common share -- basic.....  $  1.41    $   .86    $   .42
                                                    =======    =======    =======
Adjusted net income per common share -- diluted...  $  1.40    $   .86    $   .42
                                                    =======    =======    =======

  DEFERRED FINANCING COSTS

       Costs incurred in the issuance of the subordinated notes payable -- shareholders, principally professional fees, are amortized by the straight-line method over the term of the notes (see Note 9).

       SFAS No. 141, "Business Combinations" ("SFAS 141"), specifies certain criteria for identifying, valuing and recording intangible assets separate from goodwill. SFAS 142 also prescribes the disclosure requirements for intangible assets that meet these criteria. The following schedule details the Company's deferred financing costs, which are included in the accompanying balance sheets at March 31:

                                                               2002     2001
                                                              ------   ------
Deferred financing costs....................................  $1,107   $1,107
Less: Accumulated amortization..............................     250       36
                                                              ------   ------
Net carrying amount.........................................  $  857   $1,071
                                                              ======   ======

       Amortization expense for the years ended March 31, 2002 and 2001 was approximately $214 and $36, respectively.

       The future amortization expense for each of the four succeeding years relating to the deferred financing costs currently recorded on the balance sheet is estimated to be the following:

YEAR ENDING
MARCH 31,
-----------
  2003......................................................   $214
  2004......................................................   $214
  2005......................................................   $214
  2006......................................................   $214

  REVENUE RECOGNITION

       Net sales from wholesale products are recognized upon transfer of title and risk of ownership to customers. Net sales from retail and restaurant sales are recognized when payment is tendered at the point

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

of sale. Revenue is recorded net of discounts, as well as provisions for estimated returns, allowances and doubtful accounts. Licensing revenue is recognized as earned.

  INCOME TAXES

       The Company and Tommy Bahama Retail file consolidated income tax returns.

       The wholly-owned subsidiaries of Tommy Bahama Retail are all either limited liability companies or limited partnerships (collectively referred to as the "LLCs"). Limited liability companies and limited partnerships are not tax paying entities at the corporate level. Each member/partner is individually responsible for their share of the Companies' income or loss for income tax reporting purposes. Tommy Bahama Retail includes its respective share of the income and losses of the LLCs in its income tax returns.

 SHIPPING AND HANDLING COSTS

       The Company includes shipping and handling costs in selling and shipping expense. Shipping and handling costs for the years ended March 31, 2002, 2001 and 2000 amounted to approximately $3,619, $3,237 and $2,326, respectively.

 ADVERTISING EXPENSES

       Advertising expenses are charged to operations in the period in which they are incurred. Advertising expenses for the years ended March 31, 2002, 2001 and 2000 were approximately $2,084, $2,023 and $731, respectively.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company estimates the carrying value of its financial instruments approximates the fair value at the balance sheet date except for its $25,000 of subordinated notes payable -- shareholders (see Note 9). The estimated fair value of these notes are approximately $28,000 at March 31, 2002 based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations.

 USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 NET INCOME PER SHARE

       In accordance with SFAS No. 128, "Earnings Per Share," basic and diluted income per common share has been computed using the weighted-average number of shares of common stock outstanding during the period. Potentially dilutive securities outstanding at March 31, 2002 and 2001 which convert to common share equivalents consist of common stock warrants to purchase 102,222 shares of the Company's Class C Common Stock.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 RECENT ACCOUNTING PRONOUNCEMENTS

       In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Management believes that the adoption of this statement will not have a material effect on the Company's future results of operations.

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS 121") and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business." The FASB issued SFAS 144 to establish a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale. SFAS 144 broadens the presentation of discontinued operations in the income statement to include a component of an entity (rather than a segment of a business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. SFAS 144 also requires that discontinued operations be measured at the lower of the carrying amount or fair value less cost to sell. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and should be applied prospectively. Management is evaluating the effect of this statement on the Company's results of operations and financial position.

       In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" ("SFAS 145"), which clarifies the criteria under which extinguishment of debt can be considered as extraordinary and rescinds the related SFAS Nos. 4 and 64 in addition to SFAS 44 and also makes technical corrections to other Statements of Financial Accounting Standards. The Company adopted SFAS 145 effective with the year ending March 31, 2002. The adoption of this statement had no immediate impact on the Company.

       In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which is effective for exit or disposal activities that are initiated after December 31, 2002, with earlier application encouraged. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of SFAS 146 are to be applied prospectively from the date of adoption. The Company has not yet assessed any potential impact the issuance of this standard may have on its financial position or future results of operations.

NOTE 3 -- CONCENTRATIONS OF RISK

 CASH AND CASH EQUIVALENTS

       The Companies are subject to a concentration of credit risk with respect to their cash and cash equivalents in excess of federally insured amounts.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 ACCOUNTS RECEIVABLE

       The concentration of credit risk in the Company's accounts receivable is mitigated by the sale of a substantial portion of its accounts receivable to a commercial factor. The remaining accounts receivable are subject to the Company's credit evaluation process, reasonably short collection terms and the geographical dispersion of revenue. Credit losses have been within management's expectations.

  MAJOR CUSTOMERS

       During the year ended March 31, 2002, two customers accounted for approximately 13% and 10%, respectively, of the Company's sales. During the year ended March 31, 2001, one customer accounted for approximately 13% of the Company's sales.

  MAJOR SUPPLIERS

       During the years ended March 31, 2002, 2001 and 2000, 42%, 48% and 53%, respectively, of purchases were from two suppliers. At March 31, 2002 and 2001, the amounts due to these suppliers were approximately $4,932 and $6,152, respectively, and are included in accounts payable. Management believes that other suppliers could provide the materials on comparable terms.

NOTE 4 -- DUE FROM FACTOR

       The Company sells a substantial portion of its trade receivables to a commercial factor, without recourse, up to maximum credit limits established by the factor for each individual account. Receivables sold in excess of these limitations are subject to recourse in the event of non-payment by the customer. At March 31, 2002 and 2001, receivables subject to recourse were approximately $8,081 and $5,277, respectively. Under a tri-party agreement with the bank (see
Note 7) all factor proceeds are assigned to the bank.

NOTE 5 -- PROPERTY AND EQUIPMENT

       At March 31, property and equipment consists of:

                                                              2002      2001
                                                             -------   -------
Office machinery and equipment.............................  $   771   $   643
Furniture and fixtures.....................................    6,743     5,401
Computer equipment.........................................    2,767     1,782
Leasehold improvements.....................................   16,470    12,537
Kitchen equipment..........................................    1,547     1,489
Construction in progress...................................       67       395
                                                             -------   -------
                                                              28,365    22,247
Less: Accumulated depreciation and amortization............    9,977     6,152
                                                             -------   -------
                                                             $18,388   $16,095
                                                             =======   =======

NOTE 6 -- INVESTMENT IN PARADISE SHOE COMPANY LLC

       The Company has a 50% interest in Paradise Shoe Company LLC ("Paradise") which is accounted for under the equity method. Under this method, the Company's investment is adjusted for its

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

proportionate share of Paradise's undistributed earnings or losses. The Company also has a royalty agreement with Paradise based on a percentage of net sales. Royalties are payable 50% at the end of each quarter with the balance due eighteen months later. During the years ended March 31, 2002, 2001 and 2000, the Company charged Paradise royalties of approximately $519, $549 and $373, respectively.

NOTE 7 -- NOTES AND BANKERS ACCEPTANCES PAYABLE

       The Company has a financing agreement providing for a term loan (see Note
8) and a revolving line of credit. The agreement is renewable on an annual basis through March 31, 2006 provided that on each renewal date the Company is in compliance with the terms of the agreement. The revolving line of credit is subject to the following sublimits:

                                                             JUNE-    NOVEMBER-
                                                            OCTOBER      MAY
                                                            -------   ----------
Maximum amount available under the revolving line of
  credit..................................................  $40,000    $52,500
Maximum amount of bankers acceptances.....................  $35,000    $45,000
Maximum amount of cash advances...........................  $15,000    $20,000

       Borrowings are based on eligible factored accounts receivable and inventory, as defined, and bear interest at the 4-month LIBOR rate plus 2.75%, which on a weighted-average annual basis, amounted to 4.88% and 6.4% as of and for the year ended March 31, 2002, respectively. The agreement includes various covenants, as defined. The Company was in compliance with these covenants as of March 31, 2002. The Company has pledged substantially all of its assets as collateral and the debt is guaranteed by Tommy Bahama Retail and its wholly-owned subsidiaries.

NOTE 8 -- LONG-TERM DEBT

       At March 31, long-term debt consists of:

                                                              2002      2001
                                                             -------   -------
Term loan payable (see Note 7) in monthly installments of
  $625 through February 2006; plus interest at the 3-month
  LIBOR rate plus 3% (4.89% at March 31, 2002).............  $29,375   $36,875
Loans payable in monthly installments of $8, including
  interest at 5.6%.........................................       --        80
                                                             -------   -------
                                                              29,375    36,955
Less: Current portion......................................    7,500     7,580
                                                             -------   -------
                                                             $21,875   $29,375
                                                             =======   =======

       At March 31, 2002, maturities of long-term debt are as follows:

YEAR ENDING MARCH 31,
---------------------
2003........................................................   $ 7,500
2004........................................................     7,500
2005........................................................     7,500
2006........................................................     6,875
                                                               -------
                                                               $29,375
                                                               =======

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9 -- RELATED PARTY TRANSACTIONS

 LOANS PAYABLE -- SHAREHOLDERS

       During the year ended March 31, 2001, the Company borrowed $15,000 from four shareholders to purchase a certificate of deposit, which is pledged as collateral on the Company's credit facility. The deposit, which is in an automatically renewed 7-day certificate of deposit, earns interest at 2.39% at March 31, 2002. The shareholders are entitled to interest earned and, accordingly, interest expense charged to operations for the years ended March 31, 2002 and 2001 was approximately $378 and $114, respectively. In June 2001, the Company repaid three of the shareholders $7,170 plus accrued interest of approximately $126. At March 31, 2002 and 2001, loans payable -- shareholders includes approximately $367 and $114, respectively, of accrued interest.

       Additionally, included in loans payable -- shareholders at March 31, 2002 and 2001 is approximately $515 and $1,465, respectively, of a loan payable to a shareholder, which bears interest at the rate of 6% per annum and is due on demand. Included in the total is approximately $515 and $465 of accrued interest at March 31, 2002 and 2001, respectively. Interest expense charged to operations for the years ended March 31, 2002, 2001 and 2000 was approximately $50, $148 and $210, respectively.

  SUBORDINATED NOTES PAYABLE -- SHAREHOLDERS

       At March 31, 2002 and 2001, the Company has notes payable to several shareholders, which bear interest at 16% (effective rate of 17.05%), are due on March 31, 2006 and are subordinated to the Company's credit facility. Interest is payable quarterly at the rate of 13% and the remaining 3% accrues and is paid upon maturity. Interest expense charged to operations for the years ended March 31, 2002 and 2001 in connection with these notes was approximately $4,176 and $515, respectively. Included in accrued expenses and other current liabilities at March 31, 2002 and 2001 is approximately $824 and $418, respectively, of accrued interest. The notes include various covenants and restrictions, as defined. The Company has pledged substantially all of its assets as collateral and the debt is guaranteed by Tommy Bahama Retail and its wholly-owned subsidiaries.

       At March 31, subordinated notes payable -- shareholders is comprised of the following:

                                                              2002      2001
                                                             -------   -------
Face value.................................................  $25,000   $25,000
Unamortized discount.......................................     (410)     (525)
Accrued interest...........................................      858        97
                                                             -------   -------
                                                             $25,448   $24,572
                                                             =======   =======

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  EMPLOYMENT CONTRACTS

       The Company has entered into employment contracts with three shareholders and a key employee expiring in 2006 that provide for minimum annual salaries and incentives based on the Company's attainment of specified levels of sales and earnings. The future minimum salaries are as follows:

YEAR ENDING MARCH 31,
---------------------
2003........................................................   $2,400
2004........................................................    2,400
2005........................................................    2,400
2006........................................................    2,000
                                                               ------
                                                               $9,200
                                                               ======

       Salaries and incentives to shareholders charged to operations for the years ended March 31, 2002 and 2001 amounted to approximately $3,178 and $3,811, respectively.

  CONSULTING CONTRACT

       The Company has entered into a consulting contract with a director expiring in 2006. Future minimum payments are as follows:

YEAR ENDING MARCH 31,
---------------------
2003........................................................   $  850
2004........................................................      850
2005........................................................      850
2006........................................................      708
                                                               ------
                                                               $3,258
                                                               ======

       Consulting fees to the related party charged to operations for the year ended March 31, 2002 were approximately $1,349.

  MANAGEMENT CONTRACT

       The Company has entered into a management contract with a shareholder calling for an advisory fee in annual payments of $300. The fee will be reduced to $200 per annum at such time as the shareholder and all of its affiliates collectively own less than 50% of the shares of the Company's Class C Common Stock.

       Advisory fees to the shareholder charged to operations for the years ended March 31, 2002 and 2001 amounted to approximately $300 and $50, respectively.

NOTE 10 -- SHAREHOLDERS' EQUITY

  COMMON STOCK

       On February 7, 2001, the Company amended and restated its Articles of Incorporation creating an additional class of Common Stock (Class C) and authorizing additional shares of Class A and B. Each existing share was converted into 20,000 shares of the same class. Accordingly, the accompanying consolidated financial statements give effect to the conversion for all periods presented.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  CONVERSION RIGHTS

       Each Class B share is convertible into one share of Class A at the option of the holder immediately prior to a public offering. If the offering does not occur, the conversion option is voided.

       Each Class C share is convertible into one share of Class A at the option of the holder at anytime. The convertible number of shares will be adjusted for any stock dividends, distributions, splits or mergers, as defined.

  LIQUIDATION PREFERENCE

       In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of Class C Common Stock are entitled to the greater of
(a) the amount they would receive after conversion of all shares to Class A Common Stock or (b) an amount equal to a compounded annual rate of return of 14.5% of the original purchase price of each share from the date of issuance ($5.15 per share) as adjusted for stock splits, dividends, combinations and the like, reduced by the aggregate amounts of dividends or other distributions paid to them from the original issue date through liquidation date.

  TREASURY STOCK

       At March 31, treasury stock consisted of the following:

                                                  SHARES       2002      2001
                                                ----------   --------   -------
Class A voting common stock...................  18,278,591   $ 96,726   $94,112
Class B non-voting common stock...............     675,000      3,475     3,475
                                                ----------   --------   -------
                                                18,953,591   $100,201   $97,587
                                                ==========   ========   =======

       In November 2001, the Company adjusted the purchase price of various shares purchased on February 9, 2001 by approximately $2,614. At March 31, 2002, approximately $1,392 of this amount was unpaid and is included in loans payable -- shareholders on the accompanying consolidated balance sheet.

  WARRANTS

       At March 31, 2002, there are outstanding warrants to purchase 102,222 shares of Class C Common Stock at $.01 per share. The warrants are exercisable anytime after August 9, 2002 and expire on February 9, 2008.

NOTE 11 -- EMPLOYEE BENEFIT PLANS

  401(K) PLAN

       The Company has a 401(k) plan for all eligible employees. Matching contributions to the plan are at the discretion of the Company. For the years ended March 31, 2002, 2001 and 2000, employer contributions to the plan were approximately $321, $258 and $208, respectively.

  DEFERRED COMPENSATION PLAN

       During the year ended March 31, 2002, the Company began a non-qualified, deferred compensation plan (the "Plan") for all eligible highly compensated employees, as defined. Participants may contribute up to 100% of their annual compensation, as defined. Participants are immediately vested in their contributions plus actual earnings thereon. Employer contributions are based on a discretionary

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

matching contribution. Participants become 100% vested in employer contributions after five years of service. There were no employer contributions during the year ended March 31, 2002.

       The assets of the Plan have been invested, as directed by employees, in marketable securities consisting primarily of mutual funds, and have been classified as trading securities, which are recorded at fair value on the consolidated balance sheet with the change in fair value during the period included in earnings. Included in other income on the accompanying consolidated statement of income for the year ended March 31, 2002 is approximately $13 of unrealized gains on these securities.

NOTE 12 -- INCOME TAXES

       The provision for income taxes for the years ended March 31, 2002, 2001 and 2000 consists of:

                                                      2002      2001      2000
                                                     -------   -------   ------
Federal:
  Current..........................................  $11,743   $16,355   $6,292
  Deferred.........................................      704    (1,872)    (382)
                                                     -------   -------   ------
                                                      12,447    14,483    5,910
                                                     -------   -------   ------
State and local:
  Current..........................................      843       867      676
  Deferred.........................................       60      (685)     (33)
                                                     -------   -------   ------
                                                         903       182      643
                                                     -------   -------   ------
                                                     $13,350   $14,665   $6,553
                                                     =======   =======   ======

       Reconciliations of the United States federal statutory income tax rates and the Company's effective tax rates are summarized as follows:

                                                             FOR THE YEAR ENDED
                                                                 MARCH 31,
                                                             ------------------
                                                             2002   2001   2000
                                                             ----   ----   ----
Statutory rate.............................................  35.0%  35.0%  35.0%
State and local income taxes -- net of federal income tax
  benefit..................................................   1.6     .3    2.1
Other, net.................................................   (.7)   2.1   (4.2)
                                                             ----   ----   ----
Effective rate.............................................  35.9%  37.4%  32.9%
                                                             ====   ====   ====

       Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Significant components of the deferred income tax assets as of March 31, 2002 and 2001 are as follows:

                                                               2002     2001
                                                              ------   ------
Current portion:
  Inventory uniform capitalization..........................  $  164   $  153
  Inventory reserves........................................      --      760
  Accrued compensation......................................     194    1,051
  Other.....................................................      (5)      22
                                                              ------   ------
                                                                 353    1,986
                                                              ------   ------
Long-term portion:
  Depreciation and amortization.............................   1,197      747
  Deferred rent obligation..................................     413      239
  Deferred compensation.....................................     245       --
                                                              ------   ------
                                                               1,855      986
                                                              ------   ------
                                                              $2,208   $2,972
                                                              ======   ======

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

       The Companies lease office, showroom, store space and equipment under operating leases expiring in various years through 2019. The rental payments under store facility leases are based upon a minimum rental plus a percentage of the stores' sales in excess of stipulated amounts. Only the minimum rental portions are included in future commitments.

       At March 31, 2002, the aggregate approximate minimum annual rental commitments under non-cancelable leases are as follows:

YEAR ENDING MARCH 31,
---------------------
2003........................................................   $ 7,949
2004........................................................     8,482
2005........................................................     7,865
2006........................................................     7,463
2007........................................................     6,957
Thereafter..................................................    30,745
                                                               -------
                                                               $69,461
                                                               =======

       Rent expense for the years ended March 31, 2002, 2001 and 2000 amounted to approximately $9,720, $6,262 and $3,222, respectively. Rent expense for the years ended March 31, 2002, 2001 and 2000 also includes straight-line adjustments in accordance with Statement of Financial Accounting Standards No. 13 of approximately $456, $378 and $251, respectively. As of March 31, 2002 and 2001, obligations of approximately $1,086 and $629, respectively, representing future payments are reflected in the accompanying consolidated balance sheets.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  LETTERS OF CREDIT

       At March 31, 2002, the Company had approximately $7,641 of outstanding letters of credit under its credit facility. In addition, the Company has recorded approximately $2,516 of outstanding letters of credit as in-transit inventory, which is included in accounts payable on the accompanying consolidated balance sheet.

       In addition, the Company has issued three standby letters of credit totalling approximately $824 as security deposits for two of its leased premises and as collateral on a surety bond used for its insurance plan.

 SELF-INSURANCE PROGRAM

       The Company provides its employees basic and major medical insurance coverage through a limited self-insurance program. Claims processed and paid are reimbursed to a maximum per participant per contract year. Benefits in excess of this limit are covered by stop-loss insurance coverage.

 LITIGATION

       The Company is a defendant in various lawsuits which arose in the ordinary course of business. Management is vigorously defending the lawsuits and believes the outcomes will not have a material effect on the Company's financial condition.

NOTE 14 -- SEGMENTS

       The Company's business segments are wholesale and retail and restaurant operations. The wholesale operations consist of the importing of men's and women's sportswear sold primarily to retail stores throughout the United States. The retail and restaurant operations consist of retail clothing and restaurants that sell products by and promote the "Tommy Bahama" brand name in the United States.

       The accounting policies of the segments are consistent with those described in Note 2. All intercompany revenue and profits or losses are eliminated in consolidation. We evaluate each segment based upon earnings before interest and income taxes.

                                                 RETAIL AND
                                     WHOLESALE   RESTAURANT   ELIMINATIONS    TOTAL
                                     ---------   ----------   ------------   --------
March 31, 2002:
  Net sales........................  $221,760     $95,074       $(31,881)    $284,953
  Depreciation and amortization....  $  1,084     $ 2,757       $     --     $  3,841
  Earnings before interest and
     income taxes..................  $ 40,422     $ 4,837       $   (688)    $ 44,571
  Total assets.....................  $106,183     $38,739       $(28,822)    $116,100
  Purchases of property and
     equipment.....................  $  1,793     $ 4,325       $     --     $  6,118
March 31, 2001:
  Net sales........................  $212,808     $64,809       $(23,151)    $254,466
  Depreciation and amortization....  $    637     $ 2,102       $     --     $  2,739
  Earnings before interest and
     income taxes..................  $ 41,104     $ 2,697       $ (2,423)    $ 41,378
  Total assets.....................  $113,858     $38,836       $(30,240)    $122,454

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED MARCH 31, 2002, 2001 AND 2000
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 RETAIL AND
                                     WHOLESALE   RESTAURANT   ELIMINATIONS    TOTAL
                                     ---------   ----------   ------------   --------
  Purchases of property and
     equipment.....................  $  1,215     $ 8,302       $     --     $  9,517
March 31, 2000:
  Net sales........................  $121,240     $40,844       $(14,485)    $147,599
  Depreciation and amortization....  $    251     $ 1,465       $     --     $  1,716
  Earnings before interest and
     income taxes..................  $ 16,627     $ 4,791       $   (856)    $ 20,562
  Total assets.....................  $ 70,985     $18,928       $(11,960)    $ 77,953
  Purchases of property and
     equipment.....................  $    593     $ 2,121       $     --     $  2,714

NOTE 15 -- SUMMARIZED QUARTERLY DATA (UNAUDITED)

       The following is a summary of the quarterly results of operations for the periods ended March 31, 2002 and 2001:

                               MARCH 31,   DEC. 31,   SEPT. 30,   JUNE 30,
                                 2002        2001       2001        2001      TOTAL
                               ---------   --------   ---------   --------   --------
Net sales....................   $92,850    $62,253     $52,364    $77,486    $284,953
Gross profit.................   $46,871    $34,135     $25,463    $39,981    $146,450
Net earnings (loss)..........   $10,467    $ 5,945     $  (240)   $ 7,746    $ 23,918
Basic earnings (loss) per
  common share...............   $   .62    $   .35     $  (.01)   $   .45    $   1.41
Diluted earnings (loss) per
  common share...............   $   .61    $   .35     $  (.01)   $   .45    $   1.40

                               MARCH 31,   DEC. 31,   SEPT. 30,   JUNE 30,
                                 2001        2000       2000        2000      TOTAL
                               ---------   --------   ---------   --------   --------
Net sales....................   $98,446    $65,448     $32,726    $57,846    $254,466
Gross profit.................   $44,482    $33,366     $15,904    $25,925    $119,677
Net earnings.................   $ 9,060    $ 8,141     $   445    $ 6,378    $ 24,024
Basic earnings per common
  share......................   $   .40    $   .27     $   .01    $   .21    $    .85
Diluted earnings per common
  share......................   $   .40    $   .27     $   .01    $   .21    $    .85

              UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                         VIEWPOINT INTERNATIONAL, INC.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                   UNAUDITED
                           DECEMBER 31, 2002 AND 2001

                                                                 2002          2001
                                                               ---------     ---------
                                                               ($ IN THOUSANDS, EXCEPT
                                                                 PER SHARE AMOUNTS)
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................   $  7,247      $  3,331
  Cash equivalent -- restricted.............................         --         8,147
  Due from factor...........................................     23,463        19,730
  Accounts receivable, net of allowance for doubtful
    accounts of approximately $59 in 2002 and $98 in 2001...      3,654           688
  Royalties receivable -- Paradise Shoe Company LLC.........        515           856
  Inventories...............................................     40,230        24,603
  Prepaid income taxes......................................         --         5,619
  Deferred income taxes.....................................        582         1,474
  Prepaid expenses and other current assets.................      6,640         5,046
                                                               --------      --------
         Total current assets...............................     82,331        69,494
Property and equipment, net.................................     25,327        18,608
Other assets:
  Goodwill, net.............................................      5,537         5,537
  Deferred financing costs, net.............................        696           910
  Royalties receivable -- Paradise Shoe Company LLC.........        251           174
  Investment in Paradise Shoe Company LLC...................        654           506
  Deferred income taxes.....................................      2,343         1,545
  Marketable securities.....................................        799           307
  Security deposits and other assets........................        575           532
                                                               --------      --------
         Total other assets.................................     10,855         9,511
                                                               --------      --------
                                                               $118,513      $ 97,613
                                                               ========      ========
                         LIABILITIES AND EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable..........................................   $ 31,905      $ 20,699
  Notes and bankers acceptances payable.....................      5,744        11,271
  Long-term debt -- current portion.........................      7,589         7,508
  Income taxes payable......................................      3,244            --
  Loans payable -- shareholders.............................         59        12,271
  Accrued expenses and other current liabilities............     10,216         9,363
                                                               --------      --------
         Total current liabilities..........................     58,757        61,112
Long-term debt..............................................     16,427        23,750
Deferred rent...............................................      1,452           928
Deferred compensation.......................................        799           307
Subordinated notes payable -- shareholders..................     26,114        25,233
Minority interests in subsidiaries..........................         17           169
Commitments and contingencies
Equity (deficiency):
  Class A Voting Common Stock -- $.0001 par value:
    Authorized -- 40,000,000 shares
    Issued -- 29,325,000 shares.............................          3             3
  Class B Non-Voting Common Stock -- $.0001 par value:
    Authorized -- 675,000 shares
    Issued -- 675,000 shares................................         --            --
  Class C Voting Common Stock -- $.0001 par value:
    Authorized -- 6,200,000 shares
    Issued and outstanding -- 5,948,067 shares..............          1             1
  Additional paid-in capital................................     29,714        29,714
  Retained earnings and members' interests..................     85,430        56,597
                                                               --------      --------
                                                                115,148        86,315
  Less: Treasury stock, at cost.............................    100,201       100,201
                                                               --------      --------
         Total equity (deficiency)..........................     14,947       (13,886)
                                                               --------      --------
                                                               $118,513      $ 97,613
                                                               ========      ========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                                                  2002           2001
                                                              ------------   ------------
                                                              ($ IN THOUSANDS, EXCEPT PER
                                                                    SHARE AMOUNTS)
Net sales:
  Wholesale.................................................  $   140,900    $   123,399
  Retail....................................................       84,554         68,704
                                                              -----------    -----------
          Total net sales...................................      225,454        192,103
Cost of goods sold..........................................      110,893         92,524
                                                              -----------    -----------
Gross profit................................................      114,561         99,579
Licensing income............................................        2,732          1,682
                                                              -----------    -----------
                                                                  117,293        101,261
Operating expenses:
  Retail and restaurant.....................................       31,930         32,140
  Selling and shipping......................................       20,027         17,192
  General and administrative................................       33,607         25,283
                                                              -----------    -----------
          Total operating expenses..........................       85,564         74,615
                                                              -----------    -----------
Operating income............................................       31,729         26,646
Other expense (income):
  Interest expense, net of interest income of approximately
     $46 in 2002 and $504 in 2001...........................        4,613          5,816
  Equity in loss (income) of Paradise Shoe Company LLC......         (158)           280
  Other income..............................................         (227)           (88)
                                                              -----------    -----------
          Net other expense.................................        4,228          6,008
                                                              -----------    -----------
Income before provision for income taxes and minority
  interests in net loss of subsidiaries.....................       27,501         20,638
Provision for income taxes..................................        9,187          7,242
                                                              -----------    -----------
Income before minority interests in net loss of
  subsidiaries..............................................       18,314         13,396
Minority interests in net loss of subsidiaries..............           52             55
                                                              -----------    -----------
Net income..................................................  $    18,366    $    13,451
                                                              ===========    ===========
Net income per common share -- basic........................  $      1.08    $       .79
                                                              ===========    ===========
Net income per common share -- diluted......................  $      1.07    $       .79
                                                              ===========    ===========
Weighted-average common shares outstanding -- basic.........   16,994,476     16,994,476
                                                              ===========    ===========
Weighted-average common shares outstanding -- diluted.......   17,096,505     17,096,505
                                                              ===========    ===========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                                     COMMON STOCK
                              -----------------------------------------------------------
                                    CLASS A             CLASS B             CLASS C         ADDITIONAL
                              -------------------   ----------------   ------------------    PAID-IN
                                SHARES     AMOUNT   SHARES    AMOUNT    SHARES     AMOUNT    CAPITAL
                              ----------   ------   -------   ------   ---------   ------   ----------
                                             ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance, April 1, 2002......  29,325,000     $3     675,000     $--    5,948,067     $1      $29,714
Net income..................          --     --          --     --            --     --           --
                              ----------     --     -------     --     ---------     --      -------
Balance, December 31,
  2002......................  29,325,000     $3     675,000     $--    5,948,067     $1      $29,714
                              ==========     ==     =======     ==     =========     ==      =======
Balance, April 1, 2001......  29,325,000     $3     675,000     $--    5,948,067     $1      $29,714
Adjustment to treasury stock
  purchase price............          --     --          --     --            --     --           --
Net income..................          --     --          --     --            --     --           --
                              ----------     --     -------     --     ---------     --      -------
Balance, December 31,
  2001......................  29,325,000     $3     675,000     $--    5,948,067     $1      $29,714
                              ==========     ==     =======     ==     =========     ==      =======

                              RETAINED
                              EARNINGS
                                 AND               TREASURY STOCK
                              MEMBERS'    ---------------------------------
                              INTERESTS     SHARES      AMOUNT      TOTAL
                              ---------   ----------   ---------   --------
                               ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance, April 1, 2002......   $67,064    18,953,591   $(100,201)  $ (3,419)
Net income..................    18,366            --          --     18,366
                               -------    ----------   ---------   --------
Balance, December 31,
  2002......................   $85,430    18,953,591   $(100,201)  $ 14,947
                               =======    ==========   =========   ========
Balance, April 1, 2001......   $43,146    18,953,591   $ (97,587)  $(24,723)
Adjustment to treasury stock
  purchase price............        --            --      (2,614)    (2,614)
Net income..................    13,451            --          --     13,451
                               -------    ----------   ---------   --------
Balance, December 31,
  2001......................   $56,597    18,953,591   $(100,201)  $(13,886)
                               =======    ==========   =========   ========

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                                                2002       2001
                                                              --------   --------
                                                               ($ IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $ 18,366   $ 13,451
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Provision for doubtful accounts........................        14         39
     Depreciation and amortization..........................     3,105      2,830
     Interest amortization of discount on notes payable and
      deferred financing costs..............................       238        238
     Accrued interest on subordinated notes
      payable -- shareholders...............................       589        584
     Deferred income taxes..................................      (717)       (47)
     Deferred rent..........................................       366        299
     Equity in loss (income) of Paradise Shoe Company LLC...      (158)       280
     Losses (gains) on marketable securities................       156        (14)
     Minority interests in net loss of subsidiaries.........       (52)       (55)
     Gain on purchase of minority interest..................       (37)        --
     Change in assets and liabilities:
       Due from factor......................................    17,142     18,797
       Accounts receivable..................................      (615)     6,246
       Royalties receivable -- Paradise Shoe Company LLC....       143       (446)
       Inventories..........................................   (15,559)    (2,225)
       Prepaid income taxes.................................     1,835     (5,619)
       Prepaid expenses and other current assets............    (1,128)     1,188
       Security deposits and other assets...................        19       (193)
       Accounts payable.....................................    12,550      3,957
       Income taxes payable.................................     3,206    (11,193)
       Accrued expenses and other current liabilities.......       121       (995)
       Deferred compensation................................       181        307
                                                              --------   --------
          Net cash provided by operating activities.........    39,765     27,429
                                                              --------   --------
Cash flows from investing activities:
  Purchases of property and equipment.......................    (9,734)    (5,342)
  Purchase of marketable securities.........................      (337)      (298)
  Purchase of minority interest.............................       (31)        --
  Sales of marketable securities............................        --          5
  Investment in Paradise Shoe Company LLC...................        --       (250)
                                                              --------   --------
          Net cash used in investing activities.............   (10,102)    (5,885)
                                                              --------   --------
Totals carried forward......................................  $ 29,663   $ 21,544
                                                              --------   --------

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)
                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                                                2002       2001
                                                              --------   --------
                                                               ($ IN THOUSANDS)
Totals brought forward......................................  $ 29,663   $ 21,544
Cash flows from financing activities:
  Proceeds from restricted cash equivalent..................     8,197      6,967
  Repayments of notes and acceptances payable, net..........   (17,518)   (18,655)
  Repayments of long-term debt..............................    (5,670)    (5,696)
  Repayments of loans payable -- shareholders, net..........   (10,045)    (6,922)
                                                              --------   --------
          Net cash used in financing activities.............   (25,036)   (24,306)
                                                              --------   --------
Net increase (decrease) in cash and cash equivalents........     4,627     (2,762)
Cash and cash equivalents, beginning of year................     2,620      6,093
                                                              --------   --------
Cash and cash equivalents, end of period....................  $  7,247   $  3,331
                                                              ========   ========
                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................  $  3,207   $  3,949
  Income taxes..............................................  $  4,931   $ 24,443

      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

       In 2002, the Company incurred long-term debt of $310 in connection with the acquisition of capitalized equipment.

       In 2001, in connection with an adjustment to the purchase price of treasury stock, the Company issued loans payable to several shareholders totalling $2,615.

                            See accompanying notes.

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- BASIS OF PRESENTATION

       The accompanying unaudited, consolidated financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments consisting of normal, recurring adjustments necessary for a fair presentation of (a) the results of operations for the nine months ended December 31, 2002 and 2001, (b) the financial position at December 31, 2002 and 2001 and (c) cash flows for the nine months ended December 31, 2002 and 2001, have been made. The results of operations for the nine months ended December 31, 2002 and 2001 are not necessarily indicative of those to be expected for the entire year.

       The accompanying consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes of the Company for the fiscal year ended March 31, 2002. Any material facts that have changed from those footnotes are discussed herein, or are a normal result of transactions during the interim period.

NOTE 2 -- ACCOUNTING POLICIES

       The summary of the Company's significant accounting polices in its audited consolidated financial statements for the fiscal year ended March 31, 2002 describes its accounting policies. Except as noted below, accounting policies are the same as the fiscal year ended March 31, 2002.

NOTE 3 -- RECENT ACCOUNTING PRONOUNCEMENTS

       In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Management believes that the adoption of this statement will not have a material effect on the Company's future results of operations.

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business." The FASB issued SFAS 144 to establish a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale. SFAS 144 broadens the presentation of discontinued operations in the income statement to include a component of an entity (rather than a segment of a business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. SFAS 144 also requires that discontinued operations be measured at the lower of the carrying amount or fair value less cost to sell. The Company adopted SFAS 144 on April 1, 2002. The provisions of this statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities and, therefore, will depend on future actions initiated by management. As a result, the

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Company cannot determine the potential effects that adoption of SFAS 144 will have on its consolidated financial statements with respect to future disposal decisions, if any.

       In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which is effective for exit or disposal activities that are initiated after December 31, 2002, with earlier application encouraged. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of SFAS 146 are to be applied prospectively from the date of adoption. The Company has not yet assessed any potential impact the issuance of this standard may have on its financial position or future results of operations.

NOTE 4 -- NET INCOME PER SHARE

       In accordance with SFAS No. 128, "Earnings Per Share," basic and diluted income per common share has been computed using the weighted-average number of shares of common stock outstanding during the period. Potentially dilutive securities outstanding at December 31, 2002 and 2001 which convert to common share equivalents consist of common stock warrants to purchase 102,222 shares of the Company's Class C Common Stock.

NOTE 5 -- SEGMENTS

       The Company's business segments are wholesale and retail and restaurant operations. The wholesale operations consist of the importing of men's and women's sportswear sold primarily to retail stores throughout the United States. The retail and restaurant operations consist of retail clothing and restaurants that sell products by and promote the "Tommy Bahama" brand name in the United States.

       The accounting policies of the segments are consistent with those described in our audited consolidated financial statements for the fiscal year ended March 31, 2002. All intercompany revenue and profits or losses are eliminated in consolidation. We evaluate each segment based upon earnings before interest and income taxes. Effective April 1, 2002, the Company began allocating corporate overhead

                 VIEWPOINT INTERNATIONAL, INC. AND SUBSIDIARIES

                                   UNAUDITED
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

expenses to each segment based upon each segment's usage of corporate resources. The amount allocated to the retail and restaurant segment for the nine months ended December 31, 2002 was $3,536.

                                                 RETAIL AND
                                     WHOLESALE   RESTAURANT   ELIMINATIONS    TOTAL
                                     ---------   ----------   ------------   --------
December 31, 2002:
  Net sales........................  $169,616     $84,554       $(28,716)    $225,454
  Depreciation and amortization....  $  1,029     $ 2,076       $     --     $  3,105
  Earnings before interest and
     income taxes..................  $ 28,060     $ 3,720       $    225     $ 32,005
  Total assets.....................  $100,177     $66,449       $(48,113)    $118,513
  Purchases of property and
     equipment.....................  $  4,122     $ 5,612       $     --     $  9,734
December 31, 2001:
  Net sales........................  $144,815     $68,704       $(21,416)    $192,103
  Depreciation and amortization....  $    788     $ 2,042       $     --     $  2,830
  Earnings before interest and
     income taxes..................  $ 23,591     $ 3,017       $   (260)    $ 26,348
  Total assets.....................  $ 84,372     $55,475       $(42,234)    $ 97,613
  Purchases of property and
     equipment.....................  $  1,531     $ 3,811       $     --     $  5,342

(b)      Pro Forma Financial Information

                UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

GENERAL

       The unaudited pro forma combined statement of earnings for the year ended May 31, 2002 gives effect to the following events as if each had occurred on June 2, 2001 (with respect to Oxford) and April 1, 2001 (with respect to Viewpoint). The unaudited pro forma combined statement of earnings for the nine months ended February 28, 2003 gives effect to the following events as if each had occurred on June 1, 2002 (with respect to Oxford) and April 1, 2002 (with respect to Viewpoint). The unaudited pro forma balance sheet gives effect to the following events as if each had occurred on February 28, 2003:

       - the issuance of $200 million of notes on May 16, 2003;

       - the acquisition of Viewpoint;

       - borrowings under our new senior secured revolving credit facility, as necessary to consummate the acquisition of Viewpoint and repay all amounts due under notes payable related to our accounts receivable securitization facility; and

       - the issuance to Viewpoint stockholders of 388,200 shares of our common stock (with a market value of $10.0 million).

       The acquisition of Viewpoint will be accounted for using the purchase method of accounting. The fair value of Viewpoint's assets and related liabilities are based on preliminary estimates. Additional analysis will be required to determine the fair value of Viewpoint's assets and liabilities, primarily with respect to inventory, property, plant and equipment, intangible assets and certain assumed liabilities. Viewpoint's accounts will change from the amounts shown based on the valuations. The final allocation of the acquisition consideration may result in significant differences from the pro forma amounts reflected in the unaudited pro forma combined financial statements.

       The unaudited pro forma combined financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the acquisition of Viewpoint taken place as of the dates or for the periods presented.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                                                                                  PRO FORMA
                                             OXFORD             VIEWPOINT                          COMBINED
                                           YEAR ENDED          YEAR ENDED         PRO FORMA       YEAR ENDED
                                          MAY 31, 2002       MARCH 31, 2002      ADJUSTMENTS     MAY 31, 2002
                                        ----------------   -------------------   -----------     ------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.............................     $  677,264           $284,953          $     --        $  962,217
Cost of goods sold....................        544,016            138,503                --           682,519
                                           ----------           --------          --------        ----------
Gross profit..........................        133,248            146,450                --           279,698
Licensing revenue.....................             --              2,434                --             2,434
Selling, general and administrative...        115,729            103,909            (3,051)(1)       216,587
Earnings before interest and taxes....         17,519             44,975             3,051            65,545
Other expense.........................             --                277                --               277
Interest expense, net.................            243              7,517            19,960(2)         27,720
Minority interest in net loss of
  subsidiaries........................             --                 87                --                87
                                           ----------           --------          --------        ----------
Earnings before income taxes..........         17,276             37,268           (16,909)           37,635
Income taxes..........................          6,704             13,350            (6,561)(3)        13,493
                                           ----------           --------          --------        ----------
Net earnings..........................     $   10,572           $ 23,918          $(10,348)       $   24,142
                                           ==========           ========          ========        ==========
PRO FORMA EARNINGS PER SHARE
Basic.................................     $     1.41                                             $     3.04
Diluted...............................     $     1.40                                             $     3.01
PRO FORMA SHARES OUTSTANDING
Basic.................................      7,493,678                              459,982(4)      7,953,660
Diluted...............................      7,549,277                              459,982(4)      8,009,259

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                                                                                   PRO FORMA
                                                                                                    COMBINED
                                              OXFORD             VIEWPOINT                            NINE
                                           NINE MONTHS          NINE MONTHS                          MONTHS
                                              ENDED                ENDED                             ENDED
                                           FEBRUARY 28,        DECEMBER 31,        PRO FORMA      FEBRUARY 28,
                                               2003                2002           ADJUSTMENTS         2003
                                         ----------------   -------------------   -----------     ------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..............................     $  566,529           $225,454          $     --        $  791,983
Cost of goods sold.....................        447,968            110,893                --           558,861
                                            ----------           --------          --------        ----------
Gross profit...........................        118,561            114,561                --           233,122
Licensing revenue......................             --              2,732                --             2,732
Selling, general and administrative....         92,462             85,564                --           178,026
Earnings before interest and taxes.....         26,099             31,729                --            57,828
Other (income).........................             --               (385)               --              (385)
Interest expense, net..................            149              4,613            14,352(5)         19,114
Minority interest in net loss of
  subsidiaries.........................             --                 52                --                52
                                            ----------           --------          --------        ----------
Earnings before income taxes...........         25,950             27,553           (14,352)           39,151
Income taxes...........................         10,250              9,187            (5,669)(6)        13,768
                                            ----------           --------          --------        ----------
Net earnings...........................     $   15,700           $ 18,366          $ (8,683)       $   25,383
                                            ==========           ========          ========        ==========
PRO FORMA EARNINGS PER SHARE
Basic..................................     $     2.09                                             $     3.23
Diluted................................     $     2.08                                             $     3.21
PRO FORMA SHARES OUTSTANDING
Basic..................................      7,516,526                              350,140(7)      7,866,666
Diluted................................      7,557,633                              350,140(7)      7,907,773

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                                              PRO FORMA
                                       OXFORD             VIEWPOINT        PRO FORMA          COMBINED
                                  FEBRUARY 28, 2003   DECEMBER 31, 2002   ADJUSTMENTS     FEBRUARY 28, 2003
                                  -----------------   -----------------   -----------     -----------------
                                                           (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.....      $  6,526            $  7,247         $     --           $ 13,773
  Receivables...................       149,880              27,632               --            177,512
  Inventories...................        98,885              40,230               --            139,115
  Other Current Assets..........         9,515               7,222               --             16,737
                                      --------            --------         --------           --------
     Total current assets.......      $264,806            $ 82,331         $     --           $347,137
Property, plant and equipment...        23,573              25,327               --             48,900
Other assets....................         3,897               4,622             (552)(8)          7,967
Intangible assets, net..........         5,839               5,537          175,170(9)         186,546
Deferred financing costs, net...            --                 696           15,130(10)         15,826
                                      --------            --------         --------           --------
     Total Assets...............      $298,115            $118,513         $189,748           $606,376
                                      ========            ========         ========           ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilities:
  Notes payable.................      $ 10,000            $  5,803         $(15,803)(11)      $     --
  Senior credit facility........                                             62,941(12)         62,941
  Trade accounts payable........        58,758              31,905               --             90,663
  Current maturities of
     long-term debt.............           128               7,589           (7,589)(13)           128
  Accrued compensation..........        19,208                  --               --             19,208
  Other accrued expenses........        19,231              13,460             (861)(14)        31,830
                                      --------            --------         --------           --------
     Total current
       liabilities..............      $107,325            $ 58,757         $ 38,688           $204,770
Long-term debt, less current
  maturities....................            29              16,427          (16,427)(15)            29
Notes payable to shareholders...            --              26,114          (26,114)(16)            --
Notes offered hereby............            --                  --          200,000(17)        200,000
Other noncurrent liabilities....         4,500               2,251           (1,452)(18)         5,299
Minority interest...............            --                  17               --                 17
Stockholders' equity
  Common stock..................         7,520                   4              428(19)          7,952
  Additional paid in capital....        14,705              29,714          (20,146)(20)        24,273
  Retained earnings.............       164,036              85,430          (85,430)(21)       164,036
  Treasury stock................            --            (100,201)         100,201(22)             --
                                      --------            --------         --------           --------
Total stockholders' equity......       186,261              14,947           (4,947)           196,261
                                      --------            --------         --------           --------
Total Liabilities and
  Stockholders' Equity..........      $298,115            $118,513         $189,748           $606,376
                                      ========            ========         ========           ========

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

YEAR ENDED MAY 31, 2002 UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

 (1) Reflects the elimination of $1.0 million of financing costs under Oxford's accounts receivable securitization facility, which was terminated in connection with entering into Oxford's new senior secured revolving credit facility, and the elimination of $2.0 million of Oxford's goodwill to reflect the pro forma adoption on June 2, 2001 of SFAS 142. SFAS 142 requires that goodwill, including previously existing goodwill and intangible assets with indefinite useful lives not be amortized, but instead tested for impairment at the adoption and at least annually thereafter.

 (2) Reflects the adjustment of interest expense to give effect to (i) borrowings under Oxford's new senior secured revolving credit facility,
     (ii)the issuance of $200 million of notes, (iii) amortization of debt issuance costs of $2.4 million and (iv) the elimination of Viewpoint's interest expense. Debt issuance costs are amortized on a straight line method which approximates an effective interest method over the terms of the related debt facilities.

 (3) Tax effects of the pro forma adjustments have been calculated based on Oxford's statutory rate of 38.8% during the period presented.

 (4) Reflects the issuance of 459,982 shares of Oxford's common stock with a total market value of $10.0 million, based on a market price of $21.74 per share. The price per share reflects the average high and low trading prices of Oxford's stock for the ten trading days prior to the beginning of Oxford's fiscal year ended May 31, 2002.

NINE MONTHS ENDED FEBRUARY 28, 2003 UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

 (5) Reflects the adjustment of interest expense to give effect to (i) borrowings under Oxford's new senior secured revolving credit facility,
     (ii) the issuance of $200 million of notes, (iii) amortization of debt issuance costs of $1.8 million and (iv) the elimination of Viewpoint's interest expense. Debt issuance costs are amortized on a straight line method which approximates an effective interest method over the terms of the related debt facilities.

 (6) Tax effects of the pro forma adjustments have been calculated based on Oxford's statutory rate of 39.5% during the period presented.

 (7) Reflects the issuance of 350,140 shares of Oxford's common stock with a total market value of $10.0 million, based on a market price of $28.56 per share. The price per share reflects the average high and low trading prices of Oxford's stock for the ten trading days prior to the beginning of the nine months ended February 28, 2003.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF FEBRUARY 28, 2003

 (8) Reflects the deferred tax effect of the pro forma adjustments.

 (9) Oxford's acquisition of Viewpoint will be accounted for by the purchase method of accounting, pursuant to which the acquisition consideration is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair values on the date of acquisition. The acquisition consideration and estimated allocation of the acquisition consideration, which does not reflect up to $75.0 million of potential contingent consideration, are as follows (dollars in thousands):

      Acquisition consideration:
         Cash consideration.....................................   $240,000
         Estimated working capital adjustment to cash
          consideration.........................................     (5,700)
         Fair value of shares of common stock issued............     10,000
         Transaction related fees...............................      2,815
                                                                   --------
         Total acquisition consideration........................   $247,115
                                                                   ========
      Allocation of acquisition consideration:
         Net assets of Viewpoint based on historical carrying
          amounts as of December 31, 2002.......................   $ 14,947
         Existing Viewpoint indebtedness to be repaid by
          Viewpoint stockholders at closing.....................     55,933
         Accrued interest expense on Viewpoint's debt included
          in accrued liabilities to be funded by Viewpoint
          stockholders at closing (Note 14).....................        861
         Increase (decrease) in net assets to reflect estimated
          fair value adjustments under the purchase method of
          accounting:
         Elimination of Viewpoint deferred financing costs (Note
          10)...................................................       (696)
         Deferred rent (Note 18)................................      1,452
         Deferred tax effect of the pro forma adjustments (Note
          8)....................................................       (552)
         Elimination of Viewpoint's existing goodwill of $5.5
          million and the estimated increase in intangible
          assets of $180.7 million related to the acquisition...    175,170
                                                                   --------
                                                                   $247,115
                                                                   ========

(10) Reflects estimated financing fees and expenses related to the notes and Oxford's new senior secured revolving credit facility, which will be capitalized and amortized over their respective terms, and the elimination of $696,000 of unamortized deferred financing costs related to Viewpoint debt that will be repaid at closing from the cash consideration.

(11) To eliminate Oxford's short term debt and Viewpoint's short term debt.

(12) To reflect borrowings under Oxford's new senior secured revolving credit facility simultaneous with Oxford's acquisition of Viewpoint.

(13) To eliminate Viewpoint's current maturities of long-term debt.

(14) To eliminate the accrued interest on Viewpoint's debt.

(15) To eliminate Viewpoint's long term debt.

(16) To eliminate Viewpoint's notes payable to shareholders.

(17) To reflect the issuance of $200 million of notes.

(18) To eliminate Viewpoint's deferred rent.

(19) To eliminate Viewpoint's common stock and to record the issuance of 431,648 shares of Oxford's common stock based on a market price of $23.167 per share at $1 par value and the associated paid in capital. The price per share reflects the average high and low trading prices of Oxford's stock for the ten days prior to the beginning of the nine months ended February 28, 2003.

(20) To eliminate Viewpoint's additional paid in capital of $29.7 million and to record $9.6 million in paid in capital for the issuance of 431,648 shares of our common stock.

(21) To eliminate the retained earnings of Viewpoint.

(22) To eliminate Viewpoint's treasury stock.

(c)      Exhibits

         2.1* Stock Purchase Agreement, dated as of April 26, 2003, among Viewpoint International, Inc., the Stockholders of Viewpoint International, Inc. and Oxford Industries, Inc.

         2.2* Earnout Agreement, dated as of June 13, 2003, among the Stockholders of Viewpoint International, Inc. and Oxford Industries, Inc.

         2.3 Registration Rights Agreement, dated as of May 16, 2003, among Oxford Industries, Inc., Lionshead Clothing Company, Inc., Merona Industries, Inc., Oxford Carribean, Inc., Oxford Garment, Inc., Oxford Private Limited of Delaware, Inc., Oxford Receivables Company, Piedmont Apparel Corporation, Oxford Clothing Corporation, Oxford International, Inc., Oxford of South Carolina, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets, Inc.

         23.1 Consent of Mahoney Cohen & Company, CPA, P.C.

         99.1 Text of press release dated June 13, 2003.

         99.2 Text of press release dated April 27, 2003 (Incorporated by reference to Exhibit 99.1 to Oxford's Form 8-K filed April 27, 2003).

         99.3 Text of press release dated April 27, 2003 (Incorporated by reference to Exhibit 99.2 to Oxford's Form 8-K filed April 27, 2003).

* Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               OXFORD INDUSTRIES, INC.

                               By: /s/ Ben B. Blount, Jr.
                                   --------------------------------------------
                                   Ben B. Blount, Jr.
                                   Executive Vice President and Chief Financial
                                   Officer

Date: June 26, 2003